UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 23, 2020

Gilead Sciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19731 (Commission File Number)	94-3047598 (I.R.S. Employer Identification No.)

333 Lakeside Drive Foster City, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 574-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	GILD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 23, 2020, Gilead Sciences, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule 1 thereto, relating to the issuance and sale by the Company of (a) $500,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2021 (the “2021 Floating Rate Notes”), (b) $500,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2023 (the “2023 Floating Rate Notes”), (c) $2,000,000,000 aggregate principal amount of the Company’s 0.750% Senior Notes due 2023 (the “2023 Fixed Rate Notes”), (d) $750,000,000 aggregate principal amount of the Company’s 1.200% Senior Notes due 2027 (the “2027 Fixed Rate Notes”), (e) $1,000,000,000 aggregate principal amount of the Company’s 1.650% Senior Notes due 2030 (the “2030 Fixed Rate Notes”), (f) $1,000,000,000 aggregate principal amount of the Company’s 2.600% Senior Notes due 2040 (the “2040 Fixed Rate Notes”), and (g) $1,500,000,000 aggregate principal amount of the Company’s 2.800% Senior Notes due 2050 (the “2050 Fixed Rate Notes” and, together with the 2021 Floating Rate Notes, the 2023 Floating Rate Notes, the 2023 Fixed Rate Notes, the 2027 Fixed Rate Notes, the 2030 Fixed Rate Notes and the 2040 Fixed Rate Notes, the “Notes”).

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, affiliates of certain of the underwriters for this offering are also lenders under the Company’s existing revolving credit facility and serve in various agency or other capacities under such facilities. In addition, affiliates of certain of the underwriters for this offering may become lenders under a new term loan facility that we may enter into to provide a portion of the financing in connection with the previously announced acquisition of Immunomedics, Inc. and may serve in various agency or other capacities under such facility.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company or its affiliates. If any of the underwriters or their affiliates have a lending relationship with the Company, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to the Company consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in the Company’s securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The Underwriting Agreement is filed herewith as Exhibit 1.1. The description of the Underwriting Agreement herein is qualified by reference thereto.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

The Underwriting Agreement contains representations and warranties by each of the parties thereto. These representations and warranties have been made solely for the benefit of the other party or parties to the Underwriting Agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one or more of the parties if those statements prove to be inaccurate;
•	may have been qualified by disclosures that were made to the other party or parties in connection with the negotiation of the Underwriting Agreement, which disclosures are not necessarily reflected in such agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the Underwriting Agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Company acknowledges that, notwithstanding the inclusion of the foregoing general disclaimer, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this report not misleading.

Additional information about the Company may be found elsewhere in this report and the Company’s other public filings, which are available without charge through the Securities and Exchange Commission’s website at http://www.sec.gov.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
1.1	Underwriting Agreement, dated September 23, 2020, among the Company and Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule 1 thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.

By:	/s/ Andrew D. Dickinson
	Name:	Andrew D. Dickinson
	Title:	Executive Vice President and Chief Financial Officer

Dated: September 29, 2020